UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2006 (February 3, 2006)
HCA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11239	75-2497104

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

One Park Plaza, Nashville, Tennessee	37203

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 344-9551
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-1.2 UNDERWRITING AGREEMENT
EX-4.1 6.500% NOTE DUE 2016
EX-4.2 6.500% NOTE DUE 2016

Item 1.01. Entry into a Material Definitive Agreement.
     On February 3, 2006, HCA Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (Terms) (the “Underwriting Agreement (Terms)”) with Citigroup Global Markets Inc. and Banc of America Securities LLC, acting on behalf of themselves and the several underwriters named therein (the “Underwriters”) in connection with the public offering (the “Offering”) by the Company of $1,000,000,000 aggregate principal amount of 6.500% Notes due 2016 (the “Notes”). The Underwriting Agreement (Terms) incorporates by reference into it that certain Underwriting Agreement Standard Provisions (Debt Securities) dated as of December 21, 2004 (the “Underwriting Agreement Standard Provisions” and together with the Underwriting Agreement (Terms), the “Underwriting Agreement”).
     Pursuant to the terms of the Underwriting Agreement, the Underwriters agreed to purchase from the Company, severally and not jointly, the respective principal amounts of the Notes set forth in the Underwriting Agreement at a purchase price of 98.445% of the aggregate principal amount of the Notes. The sale of the Notes to the Underwriters was completed on February 8, 2006. The Notes were registered with the Securities and Exchange Commission under a shelf-registration statement on Form S-3 (333-121520), as filed on December 22, 2004, as amended by Amendment No. 1 thereto filed with the Securities and Exchange Commission on April 21, 2005 (the “Registration Statement”).
     The aggregate net proceeds from the sale of the Notes, after deducting the underwriting discount and estimated expenses of the Offering, will be approximately $984 million. The Company intends to use the net proceeds of the Offering to repay amounts outstanding under the Company’s existing $1.0 billion short-term loan facility and to pay down amounts advanced under the revolving credit portion of the Company’s $2.5 billion credit facility.
     Certain of the Underwriters and their affiliates have provided, and in the future may continue to provide, investment banking, commercial banking and other financial services, including the provision of credit facilities, to the Company in the ordinary course of business for which they have received and will receive customary compensation. In addition, affiliates of some of the Underwriters are lenders under the Company’s existing $1.0 billion short-term loan facility and $2.5 billion credit facility.
     The description of the material terms of the Underwriting Agreement (Terms) is qualified in its entirety by reference to the full text of the Underwriting Agreement (Terms), which is filed as Exhibit 1.2 hereto and incorporated by reference herein. For a more detailed description of the Notes and the Offering, see “Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” below.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On February 8, 2005, the Company executed global notes representing the Notes. The Notes were issued under an Indenture, dated December 16, 1993, as supplemented, between the Company and the Bank of New York, as successor trustee. The Notes will mature on February 15, 2016. Interest will be paid on the Notes on February 15 and August 15 of each year, beginning August 15, 2006 to holders of record on the February 1 and August 1 preceding a payment date.
     The Notes are the Company’s senior unsecured obligations and will rank equally with all of the Company’s other unsecured senior indebtedness from time to time outstanding. The Company may redeem the Notes at any time and at the redemption prices described therein. There will be no sinking fund for the Notes.
     The Notes will be issued in one or more global securities, held in the name of Cede & Co., the nominee of The Depository Trust Company, and will be delivered through the book entry system of The Depository Trust Company, Clearstream, Luxembourg or Euroclear.
     The description of the material terms of the Notes is qualified in its entirety by reference to the full text of the Notes, which are filed as Exhibits 4.1 and 4.2 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
1.1
Underwriting Agreement Standard Provisions (Debt Securities) dated December 21, 2004, (filed as Exhibit 1 to the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-121520) and incorporated herein by reference).

1.2	Underwriting Agreement (Terms) dated February 3, 2006 by and among the Company and the several Underwriters name therein.
4.1	6.500% Note due 2016 in the principal amount of $500,000,000.
4.2	6.500% Note due 2016 in the principal amount of $500,000,000.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA INC.
By:	/s/ R. Milton Johnson
R. Milton Johnson
Executive Vice President and Chief Financial Officer

Date: February 8, 2006

EXHIBIT INDEX

Exhibit Number	Description
1.1
Underwriting Agreement Standard Provisions (Debt Securities) dated December 21, 2004, (filed as Exhibit 1 to the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-121520) and incorporated herein by reference).

1.2	Underwriting Agreement (Terms) dated February 3, 2006 by and among the Company and the several Underwriters name therein.
4.1	6.500% Note due 2016 in the principal amount of $500,000,000.
4.2	6.500% Note due 2016 in the principal amount of $500,000,000.